Exhibit 10.3
FIRST AMENDMENT TO MEMBERSHIP UNITS PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO MEMBERSHIP UNITS PURCHASE AGREEMENT (this “Amendment”) is made as of September 8, 2005, by and between PARK PLAZA PARTNERS, L.L.C., a Delaware limited liability company (“Seller”), and COLUMBIA EQUITY TRUST, INC., a Maryland corporation (“Purchaser”).
RECITALS:
     A. Seller and Purchaser entered into a certain Membership Units Purchase Agreement dated as of August 9, 2005 (the “Purchase Agreement”), whereby Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller, 100 % of the Membership Units in Park Plaza II, L.L.C., a Delaware limited liability company (“Owner”), which Owner is the owner of certain real property located in Montgomery County, Maryland, according to the terms and conditions in the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.
     B. Seller and Purchaser desire to amend the Purchase Agreement in accordance with the terms hereof.
     In consideration of the Recitals and for other good and valuable consideration, the parties hereby agree as follows:
AGREEMENTS:
     1. Satisfaction and/or Waiver of Conditions Precedent. Purchaser agrees that all Conditions Precedent, as described in Section 3(a), (b) and (c) of the Purchase Agreement have been satisfied and/or waived by Purchaser, provided that nothing herein shall be deemed to be a waiver and/or satisfaction of Purchaser’s Closing Conditions Precedent as described in Section 7(b) of the Purchase Agreement, as amended hereby.
     2. Extension of Closing Date. Section 3(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     "(c) Closing shall occur on or before September 23, 2005 (the “Closing Date”). Notwithstanding the foregoing, Purchaser shall have the right to extend said scheduled Closing Date thirty (30) days by providing written notice to Seller on or prior to said scheduled Closing Date and depositing an additional sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Extension Payment”) with the escrow department of the Title Company as of said scheduled Closing Date and if, and as, extended, such thirtieth (30th) day shall become the Closing Date. The obligations of Purchaser set forth in Recital C(8) and Sections 13, 29 and 30 and the indemnity and other obligations of Seller set forth in Sections 13 and 30 are obligations which shall survive the termination of this Purchase Agreement; such indemnity obligations shall be referred to herein as the “Surviving Indemnity Obligations.”

     3. Purchaser’s Closing Conditions Precedent.
          a. Section 7(b)(v) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          “(v) Purchaser shall have received, on or before the Closing Date, (i) an estoppel certificate substantially in the form attached to the Leases or, if no such form is attached, in the form of Exhibit I attached hereto and made apart hereof, with such additional information or modifications reasonably approved by Purchaser, from Tenants under Leases (“Estoppel Certificates”), provided Seller may substitute a certificate or certificates of Seller as provided below; (ii) an estoppel certificate, in a form reasonably acceptable to Purchaser, from the landholder under that certain Declaration of Covenants, Conditions and Restrictions dated April 30, 2001 (the “Landholder”) stating, among other things, that Seller is not in default thereunder and has paid currently all applicable assessments and charges, if any; (iii) an estoppel certificate, in a form reasonably acceptable to Purchaser, from the declarant under that certain Ownership Plat, Declaration of Covenants, Easements and Restrictions dated November 16, 2000 (the “Declarant”) stating, among other things, that Seller is not in default thereunder and has paid currently all applicable assessments and charges, if any; and (iv) an estoppel certificate from Ground Lease Landlord substantially in the form of the estoppel certificate attached hereto as Exhibit I-1, with such additional information or modifications reasonably required by Purchaser. Seller and Purchaser agree that Seller shall not be in default under this Agreement if Seller is unable to obtain an estoppel certificate from one or more of the Tenants, the Landholder, the Declarant or the Ground Lease Landlord and that no costs, expenses or other damages shall be due to Purchaser in such event. Seller shall, and shall cause Owner to, use reasonable efforts to obtain such estoppel certificates from each Tenant, the Landholder, the Declarant and the Ground Lease Landlord; provided, however, neither Seller nor Owner shall be required to expend significant monies or make significant concessions or institute litigation in order to obtain such estoppel certificates. If Seller has received Estoppel Certificates from Tenants under Leases constituting at least ninety percent (90%) of the rentable square feet of the Subject Property, Seller shall deliver a certificate or certificates of Seller related to the remaining ten percent (10%) of Leases containing information which was intended to be included in each such Estoppel Certificate(s) (modified to reflect Seller’s knowledge as to such matters which would be known to a certainty only by the Tenant), which Seller’s certificate(s) shall be accepted by Purchaser in lieu of such Tenant Estoppel Certificate(s). Seller may substitute for a certificate delivered by Seller a Tenant Estoppel Certificate later received from a Tenant for which such Seller’s certificate was given, and Seller shall be relieved from all liability on the Seller’s certificate for which the Tenant’s Estoppel Certificate was substituted.”
          b. A new Section 7(b)(vi) is hereby added to the Purchase Agreement to read as follows:
          “(vi) Purchaser shall have received, in a form reasonably acceptable to Purchaser, (i) a Third Amendment to the Multi-Tenant Office Lease Agreement dated December 14, 2001, by and between Seller and Opus East, L.L.C. (“Opus East”), which amendment, among other things, confirms the landlord’s obligations for certain tenant improvement allowances and the payment thereof, and (ii) an Amendment to the Multi-Tenant Office Lease Agreement dated July 28, 2005 by and between Seller and Opus East, which amendment, among other things, confirms the commencement date of the lease and provides for the tenant’s obligation to take the leased premises without landlord obligation to pay for or install tenant improvements.”
          c. A new 7(b)(vii) is hereby added to the Purchase Agreement to read as follows:
          “(vii) Evidence reasonably acceptable to Purchaser that those items noted as objections to title in that certain title and survey comment letter dated September 6, 2005 from Celeste H. White to Park Plaza Partners, L.L.C. and Opus L.L.C. have been satisfied, addressed and/or resolved by Seller, the Title Company and/or the surveyor, to Purchaser’s reasonable satisfaction. Nothing herein shall require Seller to correct, cure or remove any Unpermitted Encumbrances.

     4. Seller’s Closing Conditions Precedent.
          a. Section 7(c)(iii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          “(iii) Seller shall have received an estoppel certificate, in a form reasonably acceptable to Seller, from Ground Lease Landlord substantially in the form of the estoppel certificate attached hereto as Exhibit I-1, with such additional information or modifications reasonably required by Purchaser.”
          b. Section 7(c)(iv) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          “(iv) Opus East shall have been released from all obligations first arising and accruing from and after the Closing Date under that certain Guaranty of Lease dated as of August 10, 2000 by Opus East in favor of the Ground Lease Landlord, as amended by that certain First Amendment to Guaranty dated as of May 1, 2001 by Opus East in favor of the Ground Lease Landlord (the “Opus Guaranty”), pursuant to a Release of Guarantor executed and delivered by the Ground Lease Landlord in a form reasonably acceptable to Seller and the Ground Lease Landlord.”
          c. A new Section 7(c)(v) is hereby added to the Purchase Agreement to read as follows:
          “(v) Columbia Equity, LP, a Virginia limited partnership (“LP”), shall have executed and delivered a Guaranty of Lease in favor of the Ground Lease Landlord, in a form reasonably acceptable to Seller and the Ground Lease Landlord, pursuant to which LP has guaranteed all obligations first arising and accruing from and after the Closing Date, which would have otherwise been guaranteed by Opus East under the Opus Guaranty.”
     5. Certain Credit. Seller shall pay to Purchaser at Closing, with no adjustment in the Purchase Price, an amount equal to the five months of free Basic Rent (ie., $36,927.10) given to Opus East under the Multi-Tenant Office Lease Agreement dated July 28, 2005 by and between Seller, as landlord, and Opus East, as tenant.
     6. Miscellaneous. Except as specifically set forth in this Amendment, all terms and conditions in the Purchase Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but together shall constitute one agreement. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original of this Amendment were executed and delivered.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

PARK PLAZA PARTNERS, L.L.C., a Delaware limited liability company

By: /s/ Luz Campa
Name Luz Campa
Title: Vice President

PURCHASER:

COLUMBIA EQUITY TRUST, INC., a Maryland corporation

By: /s/ Oliver T. Carr, III
Name: Oliver T. Carr, III
Title: Chief Executive Officer

     By the execution hereof, the undersigned consents to the foregoing First Amendment to Membership Units Purchase Agreement.

OPUS EAST, L.L.C.

By: /s/ Luz Campa
Name Luz Campa
Title: Vice President

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